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Exhibit 10.26

PURCHASE AGREEMENT

October 25, 2002

To Zenith Insurance Company,
    a California corporation

Ladies and Gentlemen:

        Wynn Resorts, Limited, a Nevada corporation (the "Company"), proposes to issue and sell to Zenith Insurance Company, a California corporation (the "Purchaser"), one million (1,000,000) shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). Terms not otherwise defined herein shall have the same meanings set forth in the Underwriting Agreement, dated as of October 25, 2002, by and among the Company and Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., Banc of America Securities LLC, as Representatives of the Several Underwriters set forth in Schedule I thereto (the "Underwriters"), as such Underwriting Agreement may be amended from time to time (the "Underwriting Agreement"). The Common Stock to be purchased by the Purchaser hereunder will be purchased pursuant to an offering by the Company under the Registration Statement.

        1.    Purchase, Sale and Delivery of the Common Stock.    On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Company one million (1,000,000) shares of the Common Stock (the "Purchased Shares") at a purchase price of $13 per share.

        Delivery of the payment of the purchase price for the Purchased Shares shall be made at the place determined in accordance with Section 2 of the Underwriting Agreement. Such delivery and payment shall be made at the Closing Date as set forth in such Section 2. Delivery of the Purchased Shares shall be made to the Purchaser against payment by the Purchaser of the purchase price for the Purchased Shares to the order of the Company by certified or official bank check payable in New York Clearing House funds or by wire transfer of immediately available funds to an account designated by the Company.

        2.    Conditions to the Purchaser's Obligations.    The obligations of the Purchaser to purchase and pay for the Purchased Shares shall be subject only to the condition that the Closing under the Underwriting Agreement shall have occurred concurrently with the closing under this Agreement.

        3.    Effective Date of Agreement; Termination.    This Agreement shall become effective upon the effectiveness of the Underwriting Agreement, and shall terminate solely upon the termination of the Underwriting Agreement.

        4.    Amendment.    This Agreement may be amended only with the written consent of the Company, the Purchaser and each of the Underwriters.

        5.    Parties.    Except as set forth in this Section, this Agreement shall inure solely to the benefit of, and shall be binding upon, the Company and the Purchaser and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision therein contained. Notwithstanding anything to the contrary in the foregoing, it is expressly agreed that the Underwriters are intended to be third party beneficiaries of this Agreement and the Underwriters shall be entitled to bring an action for damages or for specific enforcement of this Agreement in the event of any breach of this Agreement by either the Company or the Purchaser.

        6.    Construction.    This Agreement shall be construed in accordance with the internal laws of the State of Nevada.

        7.    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

        If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,
WYNN RESORTS, LIMITED, a Nevada corporation
By:
/s/ RONALD KRAMER Name: Title:
Accepted as of the date first above written:
ZENITH ISNURANCE COMPANY, a California corporation
By:	/s/ STANLEY ZAX Name: Stanley Zax Title: Chairman & Pres.

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PURCHASE AGREEMENT